Contact:

Emma Jo Kauffman

(615) 855-5525

DOLLAR GENERAL TO PRESENT AT UPCOMING CONFERENCES

GOODLETTSVILLE, Tenn. – April 23, 2004 – Dollar General Corporation (NYSE: DG) will present to the investment community at two upcoming conferences.  Webcasts and supporting slides of each presentation can be accessed live on Dollar General’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”   The replay of each conference will be available for two weeks after the original presentation.  The following is a list of the conferences and the dates and times of Dollar General’s presentations:

Conference

Date

Time

Lehman Brothers Seventh Annual

Tuesday, April 27

 2:10 p.m. EDT

Retail Seminar

[1:10 p.m. CDT]

Baird 2004 Growth Stock Conference

Tuesday, May 4

 11:50 a.m. EDT

[10:50 a.m. CDT]

About Dollar General

Dollar General is a Fortune 500(R) discount retailer with 6,874 neighborhood stores as of April 2, 2004.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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